UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

LANDS’ END, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane, Dodgeville, Wisconsin		53595
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014 the Board of Directors (the “Board”) of Lands’ End, Inc. (the “Company”) appointed John T. McClain and Robert C. Galvin to the Board. The Board established two newly created directorships which increased its size from six to eight members and appointed Messrs. McClain and Galvin to fill the newly created vacancies.

Mr. McClain, age 53, was most recently the Chief Financial Officer of The Jones Group Inc. Prior to joining The Jones Group Inc., Mr. McClain was the Chief Accounting Officer of Avis Budget Group, Inc. and the Chief Operating Officer of Cendant Financial Holdings. Mr. Galvin, age 54, was most recently the Chief Executive Officer of Elie Tahari, Ltd. Prior to joining Elie Tahari, Ltd., Mr. Galvin was the President of Camuto Group. Mr. Galvin currently serves on the Audit Committee of Cherokee Inc. Messrs. McClain and Galvin will stand for re-election at the Company’s first Annual Stockholders’ Meeting in 2015.

Messrs. McClain and Galvin were appointed to serve on the Board’s Audit Committee and, in connection with their appointment, Tracy Gardner was removed as a member of the Board’s Audit Committee. Mr. McClain was also appointed to be the Chairman of the Board’s Audit Committee.

Mr. Galvin was also appointed to serve on the Board’s Nominating and Corporate Governance Committee as its Chairman.

After giving effect to the appointments of Messrs. McClain and Galvin, the members of the Board’s committees are now as follows:

Audit – John McClain (Chairperson), Robert Galvin and Josephine Linden

Compensation – Josephine Linden (Chairperson), Tracy Gardner and Elizabeth Darst Leykum

Nominating and Corporate Governance – Robert Galvin (Chairperson), Jignesh Patel and Elizabeth Darst Leykum

Messrs. McClain and Galvin will participate in the Company’s standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual retainer of $100,000. In addition a member of the Board who is not an employee of the Company and who serves as the Chairman of the Board’s Audit Committee receives an additional retainer of $10,000. Subject to the approval of the Board, the Company intends to treat each of Messrs. McClain and Galvin as “Initial Directors” under the Company’s Director Compensation Policy, which will allow them to receive as compensation for service as a member of the Board and/or as Chairman of the Audit Committee their full annual retainer, as set forth above and without pro-ration, for their services to the Company until the date of the Company’s first Annual Stockholders’ Meeting in 2015.

The Board has determined that each of Messrs. McClain and Galvin satisfies the definition of “independent director” and the requirements for service on the Board’s Audit Committee under the Nasdaq listing standards. In addition, the Board has determined that each of Messrs. McClain and Galvin qualify as “financially sophisticated audit committee members” (pursuant to Nasdaq Rule 5605(c)(2)(A)) and as “audit committee financial experts” (pursuant to SEC Regulation S-K Item 407(d)(5)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: May 16, 2014	By:	/s/ Karl A. Dahlen
		Name:	Karl A. Dahlen
		Title:	Senior Vice President, General Counsel and Corporate Secretary